U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 23, 2013

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.
On January 11, 2013, US Fuel’s offer to purchase real property for a coal-to-liquid facility in Perry County, Kentucky was accepted.  The site is commonly known as the Weyerhaeuser Truss Building, located at 610 Trus Joist Ln, Hazard, KY 41701 and consists of a structure of approximately 500,000 square feet, located on a parcel of  +/- 92 acres.

2.
On January 22, 2013, US Fuel’s offer to purchase real property for a coal-to-liquids facility in Muhlenberg County, Kentucky was accepted.  The site consists of approximately 126.1 acres of real property in Muhlenberg County, Kentucky near the community of Cleaton, Kentucky along U.S. Hwy. 431 and adjacent to an operating surface coal mine.

Both properties will enter separate escrows, with the closing on each acquisition scheduled in time for commencement of construction after obtaining necessary site permits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: January 23, 2013
/s/ Harry Bagot
By: Harry Bagot
President & CEO